Independent Auditors' Report on Internal Accounting Controls
  To the Board of Trustees and Shareholders
  Rainier Investment Management Mutual Funds:
  In planning and performing our audit of the financial statements of
Rainier   Investment Management Mutual Funds (comprising, respectively,
 Small/Mid Cap Equity, Core Equity, Balanced, and Intermediate Fixed
 Income Portfolios) for the year ended March 31, l998, we considered its internal control, including control activities for safeguarding securities,
 in   order to determine our auditing procedures for the purpose of
 expressing   our opinion on the financial statements and to comply with
 the   requirements of Form N-SAR, not to provide assurance on internal control.

  The management of Rainier Investment Management Mutual Funds is responsible for establishing and maintaining internal control. In
 fulfilling   this responsibility, estimates and judgments by management are
 required to   assess the expected benefits and related costs of controls.
  Generally,   controls that are relevant to an audit pertain to the
 entity's objective of   preparing financial statements for external
 purposes that are fairly   presented in conformity with generally
 accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

  Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of
 the   design and operation may deteriorate.

  Our consideration of the internal control would not necessarily disclose
 all   matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts
 that   would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider
 to be material   weaknesses, as defined above as of March 31, l998.

  This report is intended solely for the information and use of management,
   the Board of Trustees of Rainier Investment Management Mutual Funds   and
 the Securities and Exchange Commission.

  May 11, 1998